UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2007

Date of Report (Date of earliest event reported)

2020 CHINACAP ACQUIRCO, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33799	20-5500605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Surfmax Corporation 221 Boston Post Road East Suite 410
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(508) 624-4948

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01.	Other Events

On November 15, 2007, the initial public offering (the “IPO”) of 7,500,000 units of 2020 Chinacap Acquirco, Inc. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement to Win Wide International Ltd., an entity in which George Lu, the Company’s Chairman, Chief Executive Officer and President, his spouse and Jianming Yu, one of the Company’s directors collectively own approximately 67% of the outstanding securities, and Surfmax Co-Investments II, LLC (“Surfmax II”), a company currently wholly-owned by Mr. Lu, of a total of 2,265,000 warrants (the “Insider Warrants”). Each unit issued in the IPO (the “Units”) consists of one share of common stock, $0.0001 par value per share, and one warrant, each to purchase one share of common stock. The Units were sold at an offering price of $8.00 per Unit and the Insider Warrants were sold at an offering price of $1.00, generating aggregate gross proceeds from the IPO and private placement of $62,265,000. Audited financial statements as of November 15, 2007, reflecting receipt of the proceeds upon consummation of the IPO and the private placement, have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Audited Financial Statements

99.2	Press release dated November 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2020 CHINACAP ACQUIRCO, INC.

Date: November 21, 2007	By:	/s/ G. George Lu
	Name:	G. George Lu
	Title:	Chairman of the Board, Chief Executive Officer and President